Exhibit 99.1

[ALDILA Logo]

13450 Stowe Drive  o  Poway, CA 92064.6860  o  858-513-1801  o  Fax 858-513-1972



Investor / Media Contacts:
Robert J. Cierzan, Vice President, Finance
Mary Lou Coburn, Investor Relations
Aldila, Inc. (858) 513-1801

FOR IMMEDIATE RELEASE

           ALDILA ANNOUNCES 2003 FIRST QUARTER FINANCIAL RESULTS

     POWAY, CA., April 30, 2003 - ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $10.2 million and a net loss of $169,000 ($0.03 per share) for three months ended March 31, 2003. In the comparable 2002 first quarter, the company had net sales of $11.4 million and a net loss of $198,000 ($0.04 per share). Per share amounts have been adjusted to reflect a one-for-three reverse stock split effective at the close of business on June 3,2002.
     At March 31, 2003, Aldila's cash and short term investments were $3.7 million, versus $670,000 for the first quarter a year ago, and $3.3 million at the end of 2002, with no outstanding borrowings.
     "Year over year, the 10.6% revenue decline is primarily attributable to a drop in value units sold to one customer," said Peter R. Mathewson, Chairman of the Board and CEO. "Overall, the golf market remains slow and we do not anticipate a change in the near future."
     "Gross margin in the 2003 first quarter improved to 17.1% from 12.9% in the first quarter of 2002," Mr. Mathewson said. "The increase in the 2003 gross margin was primarily due to the lack of a charge of $389,000 for unutilized carbon fiber capacity which was included in the 2002 first quarter."
     "We are seeing growing sales in the premium branded shaft market which also contributed to the increase in gross margin in the 2003 quarter. The increase in selling, general and administrative expenses resulted from increased spending in 2003 to expand and support future branded shaft sales. Our Aldila ONE premium wood shaft line introduced a year ago is a recent winner of the Editor's Choice Award, Shaft Segment, for 2003 by avidgolfer magazine," Mr. Mathewson said.
     "We are also seeing strong interest on the PGA Tour in our new high performance 'Green Prototype' wood shaft which is offered in a wide range of shaft weights," Mr. Mathewson said. "Nick Price, a member of the Aldila Advisory Staff, is currently playing this shaft in his driver and 3 wood.
We expect to launch this new line of wood shafts in the near future."
     "Our hockey program with Mission Hockey is growing and we are now providing shafts, blades and the assembly operation. Production has been ramped up to meet the demand for the increasingly popular and distinctive blue M-1 hockey stick," said Mr. Mathewson. "Units and revenue in the first quarter pushed Mission Hockey into a top ten customer ranking at Aldila and we expect to see continued growth."
     "Our cost reduction program continued throughout the first quarter with the successful consolidation of our corporate staff into our Poway, CA manufacturing facility at the end of March," said Mr. Mathewson.
     Aldila, Inc. is the leader among manufacturers of graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers. Aldila also manufactures composite prepreg material for its golf shaft business and external sales. Through an ownership interest in Carbon Fiber Technology LLC, Aldila externally manufactures carbon fiber for internal use.
     Aldila will host a conference call at 8:00 A.M., PDT, on Thursday, May 1, 2003 with Peter Mathewson, Chairman and CEO, Bob Cierzan, Vice
President, Finance, and Mike Rossi, Vice President, Sales and Marketing, to review Aldila's 2003 first quarter financial results. A live webcast of the call can be accessed over the Internet by visiting www.aldila.com at least 15 minutes prior to the call to register and receive instructions for accessing the broadcast. For telephone access to the conference call, dial
(800) 915-4836 for domestic calls and (973) 317-5319 for international calls. Call leader is Peter Mathewson.
     The call will be replayed from 10:00 A.M. (PDT), May 1, until 8:59 P.M.
(PDT), Monday, May 5,2003. It can be accessed through the Internet at www.aldila.com, or by telephone at (800) 428-6051 for domestic calls, and at (973) 709-2089 for international calls, Passcode #288057.

This press release contains forward-looking statements based on our expectations as of the date of this press release. These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future. They are also necessarily subject to risks and uncertainties. Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors. Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular under "Business Risks" in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part I, Item 7 of the Form 10-K. The forward-looking statements in this press release are particularly subject to the risks that:
     o we will not maintain or increase our market share at our principal customers;
     o demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;
     o the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;
     o our principal customers will be unwilling to satisfy a greater portion of their demand with shafts manufactured in China or Mexico instead of the United States;
     o new product offerings, including those outside the golf industry, will not achieve success with consumers or OEM customers;
     o we will not achieve success marketing shafts to club assemblers based in China;
     o our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations and other risks typical of multi-national operations, particularly those in less developed countries;
     o Carbon Fiber Technology LLC will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;
     o attractive strategic alternatives will not be available to us on desirable terms; and
     o a general decrease in stock market prices would affect the price of our stock.

For additional information about Aldila, Inc., please go to the company's Website at www.aldila.com.
           --------------

                       ALDILA, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                           MARCH 31,     DECEMBER 31,
                                                             2003           2002
                                                         -------------   ------------
ASSETS                                                   (Unaudited)

CURRENT ASSETS:
          Cash and cash equivalents                      $      3,663    $     3,286
          Accounts receivable                                   5,130          4,393
          Income taxes receivable                               1,213          1,185
          Inventories                                           7,772          8,538
          Prepaid expenses and other current assets               313            497
                                                         -------------   ------------
               Total current assets                            18,091         17,899

PROPERTY, PLANT AND EQUIPMENT                                   5,747          6,167

INVESTMENT IN JOINT VENTURE                                     6,888          6,825

OTHER ASSETS                                                      312            268
                                                         -------------   ------------

TOTAL ASSETS                                             $     31,038    $    31,159
                                                         =============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
          Accounts payable                               $      3,332    $     2,912
          Accrued expenses                                      1,435          1,825
                                                         -------------   ------------
               Total current liabilities                        4,767          4,737

LONG-TERM LIABILITIES:
          Deferred rent and other long-term liabilities            87             69
                                                         -------------   ------------
               Total liabilities                                4,854          4,806
                                                         -------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
          Preferred stock, $.01 par value; authorized
            5,000,000 shares; no shares issued
          Common stock, $.01 par value; authorized
            30,000,000 shares; issued and outstanding
            4,947,648 shares                                       49             49
          Additional paid-in capital                           41,983         41,983
          Accumulated deficit                                 (15,848)       (15,679)
                                                         -------------   ------------
               Total stockholders' equity                      26,184         26,353
                                                         -------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $     31,038    $    31,159
                                                         =============   ============

                       ALDILA, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                               -----------------------
                                                 2003          2002
                                               ----------    ---------


NET SALES                                        $10,164      $11,374
COST OF SALES                                      8,425        9,905
                                               ----------    ---------
          Gross profit                             1,739        1,469
                                               ----------    ---------
SELLING, GENERAL AND ADMINISTRATIVE                1,926        1,689
                                               ----------    ---------
          Operating loss                            (187)        (220)
                                               ----------    ---------
OTHER EXPENSE (INCOME):
          Interest expense                             8           36
          Other, net                                  30           35
          Equity in earnings of joint venture        (56)         (61)
                                               ----------    ---------
LOSS BEFORE INCOME TAXES                            (169)        (230)
BENEFIT FOR INCOME TAXES                               -          (32)
                                               ----------    ---------
NET LOSS                                           ($169)       ($198)
                                               ==========    =========
NET LOSS PER COMMON SHARE                         ($0.03)      ($0.04)
                                               ==========    =========
NET LOSS PER COMMON SHARE,
          ASSUMING DILUTION                       ($0.03)      ($0.04)
                                               ==========    =========
WEIGHTED AVERAGE NUMBER OF COMMON
         SHARES OUTSTANDING                        4,948        4,948
                                               ==========    =========
WEIGHTED AVERAGE NUMBER OF COMMON
         AND COMMON EQUIVALENT SHARES              4,948        4,948
                                               ==========    =========

                       ALDILA, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                               (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                      -------------------------
                                                         2003            2002
                                                      -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                ($169)        ($198)
    Depreciation and amortization                             459           492
    Loss (gain) on disposal of fixed assets                    13            (4)
    Undistributed income of joint venture, net                (63)          (54)
    Changes in working capital items, net                     480          (285)
                                                      -----------   -----------
       Net cash provided by (used for)
         operating activities                                 720           (49)
                                                      -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment               (354)          (66)
    Proceeds from sales of property, plant
      and equipment                                            11             4
    Distribution from joint venture                             -           515
                                                      -----------   -----------
       Net cash (used for) provided by
         investing activities                                (343)          453
                                                      -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings under line of credit                             -           887
    Payments under line of credit                               -          (887)
                                                      -----------   -----------
       Net cash used for financing activities                   -            -
                                                      -----------   -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                     377           404

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              3,286           266
                                                      -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   $3,663          $670
                                                      ===========  ============